                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                 Manpower Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 2002

To the Shareholders of Manpower Inc.:

     The 2002 Annual Meeting of Shareholders of Manpower Inc. (the "Company") will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 30, 2002, at 10 a.m., local time, for the following purposes:

     (1) To elect three directors to serve until 2005 as Class III directors;

     (2) To approve a performance-based incentive compensation arrangement for the Company's Chief Executive Officer and the Company's Chief Financial Officer;

     (3) To consider approval of a shareholder proposal on non-audit services if properly presented at the annual meeting; and

     (4) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE ANNUAL MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          Michael J. Van Handel, Secretary

March 29, 2002

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                                 MARCH 29, 2002

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Manpower Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10 a.m., local time, on April 30, 2002, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.

     The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $7,000 plus expenses.

     Only shareholders of record at the close of business on February 28, 2002 (the "Record Date") are entitled to notice of and to vote the shares of common stock, $.01 par value (the "Common Stock"), of the Company registered in their name at the Annual Meeting. As of the Record Date, the Company had outstanding 76,265,051 shares of its Common Stock. The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the Record Date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     This Proxy Statement, Notice of Meeting and the accompanying proxy card, together with the Company's Annual Report to Shareholders, including financial statements for its fiscal year ended December 31, 2001, are being mailed to shareholders of the Company commencing on or about March 29, 2002.

     IF THE ACCOMPANYING PROXY CARD IS PROPERLY SIGNED AND RETURNED TO THE COMPANY AND NOT REVOKED, IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. EACH SHAREHOLDER MAY REVOKE A PREVIOUSLY GRANTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE OF REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN ITSELF, CONSTITUTE REVOCATION OF A PROXY. UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS CLASS III DIRECTORS BY THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION ARRANGEMENT FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER AND THE COMPANY'S CHIEF FINANCIAL OFFICER, AGAINST THE SHAREHOLDER PROPOSAL ON NON-AUDIT SERVICES, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS WITH REGARD TO ALL OTHER MATTERS OR, IF NO SUCH RECOMMENDATION IS GIVEN, IN THEIR OWN DISCRETION.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists as of the Record Date information as to the persons believed by the Company to be beneficial owners of more than 5% of its outstanding Common Stock:

                  NAME AND ADDRESS OF                       AMOUNT AND NATURE OF    PERCENT OF
                   BENEFICIAL OWNERS                        BENEFICIAL OWNERSHIP     CLASS(1)
                  -------------------                       --------------------    ----------
FMR Corp................................................         9,884,340(2)          13.0%
Edward C. Johnson 3d
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109
Pacific Financial Research, Inc.........................         8,769,200(3)          11.5%
9601 Wilshire Boulevard, Suite 800
Beverly Hills, California 90210
Wellington Management Company, LLP......................         7,373,350(4)           9.7%
75 State Street
Boston, Massachusetts 02109

---------------
(1) Based on 76,265,051 shares of Common Stock outstanding as of the Record
    Date.

(2) This information is based on a Schedule 13G dated February 14, 2002. FMR Corp. has sole voting power with respect to 998,310 shares held and sole dispositive power with respect to 9,884,340 shares held. Mr. Johnson owns 12.0% of the aggregate outstanding voting stock of FMR Corp. and has sole dispositive power with respect to 9,884,340 shares held. Ms. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. and has sole dispositive power with respect to 9,884,340 shares held.

(3) This information is based on a Schedule 13G dated February 13, 2002. Pacific Financial Research, Inc. has sole voting power with respect to 8,147,500 shares held, no voting power with respect to 621,700 shares held and sole dispositive power with respect to 8,769,200 shares held.

(4) This information is based on a Schedule 13G dated February 14, 2002. Wellington Management Company, LLP has shared voting power with respect to 6,841,350 shares held and shared dispositive power with respect to 7,373,350 shares held.

                            1. ELECTION OF DIRECTORS

     The Company's directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be elected as Class III directors for a new term of three years ending at the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     Dudley J. Godfrey, Jr. and Marvin B. Goodman, whose terms as Class III directors expire at the Annual Meeting, will not be standing for reelection to the Board of Directors. With the retirement of Messrs. Godfrey and Goodman, the Board of Directors will have nine members.

     Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------
                                 NOMINEES FOR DIRECTORS -- CLASS III
Edward J. Zore.......................    President and Chief Executive Officer of The Northwestern
  Age 56                                 Mutual Life Insurance Company, the nation's largest seller of individual life insurance, since June, 2001. President of
                                         Northwestern Mutual from March, 2000 to June, 2001.
                                         Executive Vice President, Life and Disability Income
                                         Insurance, of Northwestern Mutual from 1998 to 2000.
                                         Executive Vice President, Chief Financial Officer and Chief
                                         Investment Officer of Northwestern Mutual from 1995 to 1998.
                                         Prior thereto, Chief Investment Officer and Senior Vice
                                         President of Northwestern Mutual. Also a Trustee of
                                         Northwestern Mutual and a Director of Northwestern Mutual
                                         Series Fund, Inc. and Mason Street Funds, Inc. A director of the Company since July, 2000.
J. Thomas Bouchard...................    Senior Vice President, Human Resources of International
  Age 61                                 Business Machines from 1994 to 2000. Senior Vice President and Chief Human Resources Officer of U.S. West Inc. from
                                         1989 to 1994. Also a director of Health Net, Inc. and
                                         Nordstrom fsb. A director of the Company since May, 2001.
Rozanne L. Ridgway...................    Chair, Baltic American Enterprise Fund since 1994. Co-Chair
  Age 66                                 of The Atlantic Council of the United States, an association to promote better understanding of international issues,
                                         from 1993 to 1996 and President from 1989 to 1992. A member of the U.S. Foreign Service from 1957 to 1989, including
                                         assignments as Ambassador for Oceans and Fisheries Affairs,
                                         Ambassador to Finland, Ambassador to the German Democratic
                                         Republic and Assistant Secretary of State for European and
                                         Canadian Affairs. Also a director of The Boeing Company,
                                         Emerson Electric Co., Minnesota Mining and Manufacturing
                                         Company, the New Perspective Fund, Sara Lee Corporation, and
                                         a trustee of the National Geographic Society and the Center for Naval Analyses. A director of the Company since
                                         February, 2002.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------

                                        CONTINUING DIRECTORS
                               CLASS I DIRECTORS (TERM EXPIRING 2003)
Dennis Stevenson.....................    Chairman of Pearson plc, a multimedia company and Chairman
  Age 56                                 of HBOS plc, a banking institution. A director of the
                                         Company for more than five years.
John R. Walter.......................    Retired President and Chief Operating Officer of AT&T Corp.
  Age 55                                 from November, 1996 to July, 1997. Chairman, President and
                                         Chief Executive Officer of R.R. Donnelley & Sons Company, a
                                         print and digital information management, reproduction and distribution company, from 1989 through 1996. Also a
                                         director of Abbott Laboratories, Jones Lang LaSalle, Deere &
                                         Company, Applied Graphics Technologies and SNP Corporation
                                         of Singapore. A director of the Company since October, 1998.
Jeffrey A. Joerres...................    Chairman of the Company since May, 2001, and President and
  Age 42                                 Chief Executive Officer of the Company since April, 1999.
                                         Senior Vice President -- European Operations and Marketing
                                         and Major Account Development from July, 1998 to April,
                                         1999. Senior Vice President -- Major Account Development of
                                         the Company from November, 1995 to July, 1998. A director of
                                         Artisan Funds, Inc. and Johnson Controls Inc. A director of the Company since April, 1999.

                               CLASS II DIRECTORS (TERM EXPIRING 2004)
J. Ira Harris........................    Chairman of J. I. Harris & Associates, a consulting firm,
  Age 63                                 and Vice Chairman of The Pritzker Organization, LLC, a
                                         merchant banking investment management services firm, since
                                         January, 1998. Senior Managing Director of the investment
                                         banking firm of Lazard Freres & Co. LLC until December,
                                         1997. A director of the Company for more than five years.
Terry A. Hueneke.....................    Executive Vice President of the Company since 1996. Senior
  Age 59                                 Vice President -- Group Executive of the Company's former
                                         principal operating subsidiary from 1987 until 1996. A
                                         director of the Company for more than five years.
Willie D. Davis......................    President of All Pro Broadcasting Incorporated, a radio
  Age 67                                 broadcasting company located in Los Angeles, California,
                                         since 1977. A director of Alliance Bank Co., Dow Chemical
                                         Company, Kmart Corporation, MGM Grand Inc., Sara Lee
                                         Corporation, Strong Funds, MGM Inc., Wisconsin Energy, Inc.,
                                         Johnson Controls Inc., Checkers Inc. and Bassett Furniture.
                                         A director of the Company since May, 2001.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit, Executive Compensation, Executive Performance Compensation, Executive, and Nominating and Governance Committees. The Board of Directors held six meetings during 2001. The Board of Directors took action by written consent once during 2001. Each director attended at least 75% of the full board meetings and meetings of committees on which each served in 2001, except for Mr. Stevenson, who attended four of six meetings of the Board of Directors, and Mr. Davis, who attended at least 75% of the full board and Nominating and Governance Committee meetings and one of three Audit Committee meetings held subsequent to his appointment to the Board of Directors.

     The Audit Committee consists of Messrs. Zore (Chairman), Bouchard, Davis, Goodman and Harris. Messrs. Zore, Bouchard, Davis, Goodman and Harris are "independent" within the meaning of the listing standards of the New York Stock Exchange. The functions of the Audit Committee include: (i) nominating and recommending to the Board of Directors the selection of the independent auditors for the annual audit; (ii) monitoring the independence of the outside auditors;
(iii) reviewing the planned scope of the annual audit and approving the fee arrangements with the independent auditors; (iv) reviewing the financial statements to be included in the Company's Annual Report on Form 10-K, significant adjustments proposed by the independent auditors, accounting changes and the quality of the Company's reported earnings; (v) making a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company's Annual Report on Form 10-K; (vi) meeting privately on a periodic basis with the independent auditors to review the adequacy of the Company's internal controls; (vii) reviewing recommendations by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (viii) reviewing matters of disagreement between management and the independent auditors; (ix) monitoring the Company's internal audit and accounting management and controls; (x) monitoring the Company's policies and procedures regarding compliance with the Foreign Corrupt Practices Act and conflicts of interest; and (xi) monitoring any litigation involving the Company which may have a material financial impact on the Company or relate to matters entrusted to the Audit Committee. The Board of Directors has adopted a charter for the Audit Committee. The Audit Committee held four meetings during 2001. The Audit Committee did not take action by written consent during 2001.

     The Executive Compensation Committee consists of Messrs. Godfrey (Chairman), Bouchard, Goodman, and Walter. The functions of this Committee are to: (i) establish the compensation of Mr. Joerres, the President and Chief Executive Officer of the Company, and until February, 2002 was responsible for establishing the compensation of Mr. Hueneke, the Executive Vice President of the Company, subject to ratification by the Board of Directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of the Company and its subsidiaries; (iii) periodically review the compensation of other senior managers of the Company and its subsidiaries; (iv) serve as the administrative committee for the Company's stock option and stock purchase plans; and (v) administer the Company's corporate senior management incentive plans. Certain performance-based compensation for executive officers must also be approved by the Executive Performance Compensation Committee as discussed below. The Executive Compensation Committee held six meetings and took action by written consent once during 2001.

     The Executive Performance Compensation Committee consists of Messrs. Goodman and Bouchard. The Executive Performance Compensation Committee acts as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code ("IRC"). The Executive Performance Compensation Committee did not meet in 2001, but took action by written consent once during 2001.

     The Executive Committee consists of Messrs. Joerres, Godfrey and Walter. This Committee may exercise full authority in the management of the business and affairs of the Company's Board of Directors when the Board of Directors is not in session, except to the extent limited by Wisconsin law, the Company's Articles of Incorporation or By-Laws, or as otherwise limited by the Board of Directors. Although the Committee has very broad powers, in practice it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the Board of Directors. The Executive Committee did not meet or take action by written consent in 2001.

     The Nominating and Governance Committee consists of Messrs. Harris (Chairman), Godfrey, Davis, Walter and Zore. The functions of this Committee are to: (i) recommend nominees to stand for election at annual shareholders meetings, to fill vacancies on the Board of Directors and to serve on committees of the Board of Directors; (ii) establish procedures and assist in identifying candidates for Board membership; (iii) review the qualifications of candidates for Board membership; (iv) review compensation arrangements in effect for non-management members of the Board of Directors and recommend changes deemed appropriate; (v) establish and review, for recommendation to the Board of Directors, guidelines and policies on the size and composition of the Board, the structure, composition and functions of the Board committees, and other significant corporate governance principles and procedures; (vi) undertake additional activities within the scope of the primary functions of the Committee as the Committee or the Board of Directors may determine. The Nominating and Governance Committee will consider candidates nominated by shareholders in accordance with the Company's By-Laws. The Nominating and Governance Committee met five times in 2001. The Nominating and Governance Committee took action by written consent once during 2001.

REMUNERATION OF DIRECTORS

     Directors of the Company who are not employees of the Company or any of its subsidiaries, are currently entitled to an annual fee of $50,000, inclusive of a retainer and all meeting and committee fees. In addition, each director is reimbursed for travel expenses incurred in connection with attending Board of Directors and committee meetings. In lieu of receiving payment of part or all fees in cash, directors may elect, except for Mr. Stevenson who is required to elect, to receive an option to purchase shares of the Company's Common Stock under the 1994 Executive Stock Option and Restricted Stock Plan (the "1994 Plan"). For each full year for which all such cash fees are waived, a director receives an option over 10,000 shares of the Company's Common Stock, which number is adjusted based on the price per share of the Company's Common Stock on the date of election relative to $28.00 for grants prior to November 5, 2001 and $28.38 for grants on or after November 5, 2001. The per share purchase price for each option awarded is equal to the fair market value of the Company's Common Stock on the date of grant. Options granted under the 1994 Plan in place of cash fees are exercisable for the vested portion during the director's tenure and a limited period thereafter. In November 2001, Messrs. Harris and Zore agreed, and Mr. Stevenson was required, to accept stock options under the 1994 Plan in lieu of all of their cash fees through November 2006, Mr. Bouchard agreed to accept stock options under the 1994 Plan in lieu of 75% of his cash fees through November 2006, Mr. Davis agreed to accept stock options under the 1994 Plan in lieu of 50% of his cash fees through November 2006, Mr. Godfrey agreed to accept stock options under the 1994 Plan in lieu of 100% of his cash fees through November 2002, Mr. Goodman elected to receive his fees through November 2002 in cash, and Mr. Walter agreed to accept stock options under the 1994 Plan in lieu of 50% of his cash fees through November 2002. In March 2002, Ms. Ridgway agreed to accept stock options under the 1994 Plan in lieu of 50% of her cash fees through November 2006. In addition, each director receives an annual option grant over 5,000 shares of Common Stock under the 1994 Plan as additional compensation for service on the Board of Directors. Such options are exercisable during the director's tenure and a limited period thereafter.

     Certain information with respect to Messrs. Godfrey and Walter is set forth under "EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," below.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Set forth in the table below, as of the Record Date, are the shares of the Company's Common Stock beneficially owned by each director and nominee, each of the named executive officers, and all directors and executive officers of the Company as a group and the shares of the Company's Common Stock that could be acquired within 60 days of the Record Date by such persons.

                                                    COMMON STOCK
                    NAME OF                         BENEFICIALLY       RIGHT TO ACQUIRE         PERCENT OF
                BENEFICIAL OWNER                      OWNED(1)         COMMON STOCK(1)           CLASS(2)
                ----------------                    ------------       ----------------         ----------
Jeffrey A. Joerres..............................      184,735              147,575(3)                *
Michael J. Van Handel...........................       61,917               47,237(3)                *
J. Thomas Bouchard..............................       16,434               14,434(4)                *
Willie D. Davis.................................       12,493               12,493(4)                *
Dudley J. Godfrey, Jr...........................       99,833(5)            63,333(4)                *
Marvin Goodman..................................       55,374(6)            52,374(4)                *
J. Ira Harris...................................       98,333(7)            63,333(4)                *
Terry A. Hueneke................................       82,909               76,500(3)                *
Rozanne L. Ridgway..............................           --                   --                   *
Dennis Stevenson................................       95,558               63,333(4)                *
John R. Walter..................................      190,208              190,208(3)(4)             *
Edward J. Zore..................................       22,757               22,757(4)                *
All Directors and Executive Officers as a
  group.........................................      920,551              753,577                1.2%

---------------
(1) Except as indicated below, all shares shown in this column are owned with sole voting and investment power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

(2) No person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.

(3) Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.

(4) Includes the vested portion of options held under the 1991 Directors Stock Option Plan and the 1994 Executive Stock Option and Restricted Stock Plan.

(5) Includes 500 shares held by Mr. Godfrey's spouse and 500 shares held in trust.

(6) Includes 1,000 shares held by Mr. Goodman's spouse.

(7) Includes 35,000 shares held in a living trust for the benefit of Mr. Harris.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth the compensation for the past three years of each of the Company's named executive officers:

                                                ANNUAL
                                             COMPENSATION                          LONG TERM COMPENSATION
                             ---------------------------------------------   ----------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   --------
                                                                                          SECURITIES
                                                              OTHER ANNUAL   RESTRICTED   UNDERLYING     LTIP         ALL OTHER
         NAME AND                                             COMPENSATION     STOCK       OPTIONS/    PAYOUTS       COMPENSATION
    PRINCIPAL POSITION       YEAR      SALARY($)   BONUS($)      ($)(1)      AWARDS($)     SARS(#)       ($)            ($)(2)
    ------------------       ----      ---------   --------   ------------   ----------   ----------   -------       ------------
J.A. Joerres...............  2001      $700,000         --      $ 3,324             --      65,300           --(4)     $25,000
  Chairman, President and    2000       700,000    $587,549       3,997             --      65,500     $524,893          7,000
  Chief Executive Officer    1999(3)    568,493    200,000       16,085       $350,000     150,000           --          7,183
T. A. Hueneke..............  2001      $350,000    $216,455          --             --          --           --        $25,000
  Executive Vice             2000       350,000    723,611      $ 3,997             --          --           --         23,867
  President                  1999       350,000    678,913       16,085             --     105,000           --             --
M. J. Van Handel...........  2001      $340,000         --           --             --      15,950           --(4)     $16,302
  Senior Vice President      2000       310,000    $254,228          --             --      15,500     $137,131         12,010
  -- Chief Financial         1999       225,000    180,000           --             --      50,000           --          3,804
  Officer and Secretary

---------------
(1) "Other Annual Compensation" includes the discount associated with purchases of Common Stock under the Manpower 1990 Employee Stock Purchase Plan. The Manpower 1990 Employee Stock Purchase Plan is available to all U.S. employees (meeting certain qualifying standards) and employees in certain other countries and is described below. See "Stock Purchase Plans."

(2) "All Other Compensation" consists of the dollar value of the Company's contribution to accounts under the Company's Nonqualified Savings Plan.

(3) Mr. Joerres was appointed President and Chief Executive Officer of the Company effective April 30, 1999.

(4) No payouts were made under the 2000 Corporate Senior Management Incentive Plan for the performance cycle beginning on January 1, 2000 and ending on December 31, 2001. In February 2002, this plan was terminated. In connection with the termination of this plan, no payouts will be made under this plan for performance cycles ending after December 31, 2001.

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS

     The Company maintains several plans pursuant to which incentive and non-statutory stock options, restricted stock and SARs (stock appreciation rights) have been granted in the past and/or may be granted in the future. Participation is generally limited to full-time employees of the Company or its subsidiaries. The option exercise price of all options granted under the Company's plans to executive officers of the Company has been 100% of the closing market price on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal for the business day immediately prior to the date of grant. Directors of the Company who are not full-time employees may participate in the 1994 Executive Stock Option and Restricted Plan, as described on page 6 hereof.

     The following table summarizes certain information concerning option grants to the named executive officers of the Company during 2001:

                        OPTION/SAR GRANTS IN FISCAL 2001

                                                                                                       GRANT DATE
                                                         INDIVIDUAL GRANTS                               VALUE
                                   -------------------------------------------------------------      ------------
                                    NUMBER OF         % OF TOTAL
                                    SECURITIES       OPTIONS/SARS      EXERCISE
                                    UNDERLYING        GRANTED TO        OR BASE                          GRANT
                                   OPTIONS/SARS      EMPLOYEES IN        PRICE        EXPIRATION      DATE PRESENT
             NAME                  GRANTED (#)       FISCAL YEAR       ($/SH)(1)         DATE         VALUE ($)(2)
             ----                  ------------      ------------      ---------      ----------      ------------
Jeffrey A. Joerres.............       65,300(3)         9.0%             31.78         3/12/11          $507,381
Terry A. Hueneke...............           --              --                --              --                --
Michael J. Van Handel..........       15,950(3)         2.2%             31.78         3/12/11          $123,932

---------------
(1) All options were granted at 100% of the fair market value on the date of grant.

(2) Present value is determined by using the Black-Scholes option pricing model. The Grant Date Present Value is based on a nine-year option life. Other assumptions used for the Black-Scholes option pricing model include a risk-free rate of return of 4.92%, a volatility factor of 17.10% and a dividend yield of 0.50% during the option life. The resulting value derived from the Black-Scholes model was reduced for each grant by 33.0% for lack of marketability and liquidity.

(3) These options were granted on March 12, 2001 and become exercisable as to 25% of the number of shares covered by the option on each of the first four anniversaries of the date of grant.

     The following table summarizes for each of the named executive officers the number of shares of Common Stock acquired upon exercise of options during the fiscal year ended December 31, 2001, the dollar value realized upon exercise of options, the total number of shares of Common Stock underlying unexercised options held at December 31, 2001 (exercisable and unexercisable), and the aggregate dollar value of in-the-money, unexercised options held at December 31, 2001 (exercisable and unexercisable). Value realized upon exercise is the difference between the fair market value of the underlying Common Stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying Common Stock as of December 31, 2001, which was $33.71 per share. These values, unlike any amounts which may be set forth in the column headed "value realized" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised. The actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. There can be no assurance that these values will be realized.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2001
                          AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                   OPTIONS/SARS                    OPTIONS/SARS
                                                                   AT FY-END(#)                    AT FY-END($)
                         SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
         NAME            ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----            ---------------    -----------    -----------    -------------    -----------    -------------
Jeffrey A. Joerres.....         --               --          116,250         269,425       $1,041,716      $1,878,122
Terry A. Hueneke.......         --               --           71,000          84,000        1,064,972         942,890
Michael J. Van
  Handel...............         --               --           37,875          92,075          363,008         354,459

LONG-TERM INCENTIVE PLANS

     In March 2002, the 2000 Corporate Senior Management Incentive Plan was terminated. As a result, no future payouts will be made under this plan for performance cycles ending after December 31, 2001.

STOCK PURCHASE PLANS

     The Company has adopted and maintains several employee stock purchase plans designed to encourage employees to purchase Company Common Stock. The plans are broad-based and are available to all U.S. employees (including qualifying temporary employees) and employees in certain other countries. The plans generally provide that employees accumulate funds through payroll deductions over a prescribed offering period (one to seven years) and are entitled to purchase shares at a discount (a maximum of 15%) from the market price at the beginning and/or end of the offering period. No more than $25,000 of stock, measured by the market price as of the beginning of the offering period, may be purchased by any participating employee in any year.

PENSION PLANS

     The Company maintains a broad-based qualified, noncontributory defined benefit pension plan for eligible U.S. employees (the "Qualified Plan"). The Company has also established a nonqualified, deferred compensation plan to provide retirement benefits for management and other highly compensated employees in the U.S. who are ineligible to participate in the Qualified Plan (together with the "Qualified Plan," the "U.S. Pension Plans"). Certain of the Company's foreign subsidiaries maintain various pension and retirement plans. None of the Company's executive officers have participated in such foreign plans.

     Under the U.S. Pension Plans, a pension is payable upon retirement at age 65, or upon earlier termination if certain conditions are satisfied. As of February 29, 2000, the U.S. Pension Plans were frozen, and the pension benefits due to employees in the plan on that date were frozen. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years prior to retirement, for employees already retired on February 29, 2000, or as of February 29, 2000, for employees not then retired, or (ii) $261,664. Compensation covered by the plans is base salary or hourly wages, unless paid entirely on a commission basis, in which case commissions of up to $20,000 per calendar year are taken into account. Bonuses, overtime pay or other kinds of extra compensation are not considered. Upon retirement at age 65 or later, Messrs. Joerres and Van Handel will be entitled to an aggregate annual benefit equal to $11,882 and $14,472, respectively.

EMPLOYMENT AND OTHER AGREEMENTS

     Messrs. Joerres and Van Handel have each entered into employment agreements with the Company which were amended and restated as of February, 2002.

     Under his agreements, Mr. Joerres is entitled to receive an annual base salary of $700,000 or more as determined by the Executive Compensation Committee and incentive compensation in accordance with an incentive compensation plan administered by the Executive Compensation Committee, subject to ratification by the Board of Directors. If Mr. Joerres' employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Joerres for Good Reason (also defined in the agreement), Mr. Joerres is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation, plus the highest incentive bonus paid to him during the prior three years or due for the current year (three times this total amount plus a gross-up to cover any "golden parachute" tax if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

     Under his agreements, Mr. Van Handel is entitled to receive an annual base salary of $340,000 or more as determined by the Executive Compensation Committee and incentive compensation in accordance with an incentive compensation plan administered by the Executive Compensation Committee. Mr. Van Handel's current base salary is $400,000 per year. If Mr. Van Handel's employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Van Handel for Good Reason (also defined in the agreement), Mr. Van Handel is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation, plus the highest incentive bonus paid to him during the prior three years (three times this total amount plus a gross-up to cover any "golden parachute" tax if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

     Mr. Hueneke served as Executive Vice President pursuant to an agreement under which he received an annual base salary of $350,000 and an annual incentive bonus based on the Company's Specified Operating Unit Profits (as defined in the agreement). If Mr. Hueneke's employment had been terminated for other than Cause (as defined in the agreement), Mr. Hueneke would have been entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) two years of base compensation plus the greater of (a) the highest incentive bonus paid to him during the prior five years and (b) the incentive bonus which would have otherwise been paid to him for the year of termination; and (iii) certain other benefits as specified in the agreement.

     Effective February 28, 2002, Mr. Hueneke's full-time employment with the Company ended. Mr. Hueneke has entered into an agreement with the Company pursuant to which he relinquished his responsibility for Company operations in the United States and Canada and agreed to continue to assist the Company as a part-time employee through the orientation of his successor and the subsequent transition of management responsibilities for the Company's operations in Latin America and the Asia Pacific region. The initial period of part-time employment expires February 28, 2003, but may be extended for an additional period of up to one year. Pursuant to the agreement, the Company has agreed to pay Mr. Hueneke his base salary and incentive bonus through February 28, 2002, plus a separation benefit in a lump sum amount equal to $1,520,234 in accordance with the terms of his employment agreement. In addition, the Company has agreed to pay Mr. Hueneke compensation at the rate of $250,000 per year during the initial period of part-time employment, plus a bonus to be determined at the discretion of the Company's Chief Executive Officer. Mr. Hueneke has agreed not to compete with the Company or solicit employees to leave the Company's employment during the period of employment and for two years after the date of his complete termination of employment, and to release all claims relating to his employment with the Company. Upon complete termination of his employment with the Company, payment of Mr. Hueneke's benefits under the Company's retirement plan, deferred compensation plan and non-qualified savings plan will be made or will begin, and the Company will continue to provide medical and dental benefits to Mr. Hueneke. On that date, Mr. Hueneke also will be considered to have terminated his employment due to early retirement and all of the outstanding stock options held by Mr. Hueneke will become fully exercisable and will remain exercisable for one year following the date of complete termination of his employment with the Company. In addition, the shares of Common Stock to which Mr. Hueneke is entitled under the Company's Deferred Stock Plan will be distributed to Mr. Hueneke on January 2 of the year following the year in which his employment with the Company is completely terminated.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation. Because certain matters related to performance-based compensation are approved by the Executive Performance Compensation Committee of the Board of Directors (the "Performance Compensation Committee"), that committee joins in the report of the Committee.

     The Committee presently consists of four non-employee directors. During 2001, the Committee was responsible for establishing the compensation of Mr. Joerres, the Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Hueneke, Executive Vice President of the Company, subject to ratification by the Board of Directors. Mr. Hueneke relinquished his responsibility for Company operations in the United States and Canada in January 2002, but will continue to assist the Company through the orientation period for his successor and the subsequent transition of management responsibilities for the Company's operations in Latin America and the Asia Pacific region. In addition, the Committee has responsibility to approve the compensation of other senior executives, including Mr. Van Handel, Senior Vice President and Chief Financial Officer, and for administration of the 2000 and 2002 Corporate Senior

Management Incentive Plans (discussed below). The Committee also has authority to administer the Company's 1991 Executive Stock Option and Restricted Stock Plan and 1994 Executive Stock Option and Restricted Stock Plan (with respect to option grants to employees but not to directors), and to administer the Company's 1990 Employee Stock Purchase Plan and Savings Related Share Option Scheme, although it delegates to administrative committees the day-to-day administration of such plans.

     The Performance Compensation Committee presently consists of two non-employee directors, both of whom are members of the Committee. This committee has final authority to act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code, with final responsibility for establishing, administering and certifying attainment of performance goals under the regulations promulgated under that Section. These include such actions under the 2000 and 2002 Corporate Senior Management Incentive Plans as the Committee considers appropriate in recognition of the requirements of that Section, as well as making grants of stock options where appropriate in accordance with the requirements of that Section.

General Compensation Policies

     The Committee's broad intent is to provide a total compensation program for the Company's senior executives that serves to attract, retain and motivate executives with the skills and experience required for the success of the Company's business and that creates a commonality of interest between the senior executives and the Company's shareholders. These objectives have been pursued through a compensation structure that consists in general of three principal components: base salary, annual incentive compensation and equity-based compensation, including periodic grants of stock options and occasionally restricted stock. The Committee believes that this approach creates both short-term and long-term incentives for corporate management. As a result of these policies, a high proportion of compensation for the Company's senior executives is at risk through the annual incentive, generally based on formulas tied to profitability of the Company and where appropriate the executive's profit center, as well as stock options, which create a direct link between long-term remuneration and shareholder return.

     Base salary determinations are an important ingredient in attracting and retaining quality personnel in a competitive market. Base salaries are set at levels based generally on subjective factors, including the individual's level of responsibility, experience and past performance record, as well as base salary levels for comparable positions at other companies. These are some, but not all, of the same companies as those included in the Standard & Poor's Supercomposite Employment Services Index which is used as a peer group to compare shareholder returns in the Performance Graph. As a large multinational business, the Company competes for senior executive talent with large public and private companies throughout the world, many of which are not in businesses which directly compete with the Company.

     The Committee also believes that a significant portion of compensation should be directly related to and contingent upon Company profitability based on objective performance criteria. Accordingly, it is the Company's general practice that the executive officers of the Company as well as many other senior executives of the Company and its subsidiaries participate in incentive compensation arrangements based on formulas and other criteria tied to profitability of the individual's profit center or the Company as a whole.

     The Committee believes that it is important that the executive officers and other key executives of the Company and its subsidiaries hold equity positions in the Company. Stock option grants to executives permit them to hold equity interests at more meaningful levels than they could through other alternatives, such as stock purchase arrangements. Accordingly, while the Committee is conscious of the dilutive effects of stock options on shareholders, it believes that stock option grants at reasonable levels are an important component of executive compensation. During 2001, options covering approximately 375,000 shares of Common Stock were granted under the Company's stock option plans to approximately 39 employees, including two of the Company's three executive officers. In addition, because of the nature of the Company's operations, the Company's management believes, and the Committee agrees, that it is important that stock options be granted periodically to a broad range of employees where the options provide an important incentive. Although no such grant was made in 2001, approximately 735 employees received option grants in October, 2000 and approximately 790 employees received option grants in February, 2002.

Corporate Senior Management Incentive Plans

     In 2000, the Committee established the 2000 Corporate Senior Management Incentive Plan for designated corporate executives of the Company. Participation in the plan by Mr. Joerres was submitted to and approved by the shareholders at the 2000 Annual Meeting of Shareholders. Mr. Van Handel was the only other participant in this 2000 plan.

     The Committee has recently adopted a new 2002 Corporate Senior Management Incentive Plan to replace the 2000 plan beginning in 2002. Participation in the annual performance-based incentive plan which is part of the 2002 plan by the Chief Executive Officer and the Chief Financial Officer is being submitted to the shareholders for approval at the Annual Meeting (see "Approval of a Performance-Based Incentive Compensation Arrangement for the Company's Chief Executive Officer and the Company's Chief Financial Officer" in this Proxy Statement).

     The 2000 plan included an annual cash incentive plan and a long-term incentive compensation plan. Under the annual plan, the participating executive was entitled to receive an annual award for any year based on the Company's attainment of objective goals for growth in earnings per share and controlling growth in net assets of the Company. The goals and award opportunities were established at the beginning of each year by the Committee or, in the case of the Chief Executive Officer, by the Performance Compensation Committee based on the recommendation of the Committee.

     Under the long-term incentive component of the 2000 plan, the participating executive was entitled to receive an incentive award for each three-year period beginning in 2000 and continuing with successive three-year cycles beginning in later years based on achievement of a goal for improvement in cumulative economic profit of the Company over the period. Again, the goal and the possible award amount for attainment of the goal were established at the beginning of each year by the Committee or, in the case of Mr. Joerres, by the Performance Compensation Committee based on the recommendation of the Committee. At inception, three cycles began simultaneously -- a one-year cycle for 2000, a two-year cycle for 2000-2001, and a three-year cycle for 2000-2002.

     The long-term incentive component of the 2000 plan also provided for annual grants of stock options to participating executives. The number of shares for each annual grant was determined under a formula based on the target award levels established for the three concurrent cycles covering the year and the value of the option grant. The target award levels and the value of the stock option grant were determined by the Committee or, in the case of Mr. Joerres, by the Performance Compensation Committee based on the recommendation of the Committee. The number of shares covered by the option was set such that the value of the option grant was equal to a fixed percentage of the aggregate target award levels.

     The new 2002 Corporate Senior Management Incentive Plan includes an annual cash incentive plan and a provision for periodic grants of stock options. The annual plan has two components. Under the first component, a participating executive is entitled to receive an award for any year based on the Company's attainment of objective goals for earnings per share and economic profit for the year. A description of this component of the 2002 plan is included under "Approval of a Performance-Based Incentive Compensation Arrangement for the Company's Chief Executive Officer and the Company's Chief Financial Officer" in this Proxy Statement.

     The second component of the annual plan provides for the payment of a cash incentive each year based on a participant's achievement of certain operating objectives for the year. These operating objectives, and possible award opportunities for achievement of the objectives, are established for each participant at the beginning of the year by the Committee, and following the close of the year the Committee determines whether the objectives have been achieved and, if so, the amount of the award earned.

     As indicated, the 2002 plan also provides for the periodic grant of stock options to participating executives. The determination of whether such a grant will be made and, if so, the number of shares to be covered by the option, is made by the Committee or, in the case of the Chief Executive Officer or the Chief Financial Officer, the Performance Compensation Committee based on the recommendations of the Committee. Any such grants are made under the 1994 Executive Stock Option and Restricted Stock Plan.

     The Committee determined to adopt the new 2002 Corporate Senior Management Incentive Plan to replace the 2000 plan principally for the following reasons. The Committee determined that the long-term incentive component under the 2000 plan, which provided for incentive awards based on achievement of a cumulative economic profit goal for each three-year cycle, should be eliminated due to the difficulty of setting realistic goals given the cyclicality inherent in the Company's industry. The Committee found it desirable to simplify the overall incentive compensation arrangement by eliminating this component and modifying the annual plan measures to consist of an earnings per share goal and an economic profit goal. Also, the Committee determined to adopt a more flexible approach for the long-term component of the plan by replacing the stock option grant formula, which was a feature of the 2000 plan, with Committee discretion.

     Beginning with 2002, and subject to receipt of shareholder approval, the Chief Executive Officer and the Chief Financial Officer will become participants in the 2002 plan. At present, they will be the only two participants in such plan. In connection with the Committee's adoption of the 2002 plan, Mr. Joerres and Mr. Van Handel have agreed to waive any rights they may have under the 2000 plan.

Chief Executive Officer Compensation

     Mr. Joerres' current base salary is $700,000 per year. This amount was determined by the Committee based on its subjective evaluation of factors including Mr. Joerres' level of responsibility and his skill and experience. Mr Joerres' incentive award for 2001 was determined in accordance with the 2000 Corporate Senior Management Incentive Plan. Because the Company did not attain the financial performance goals established under the annual award component of that plan for Mr. Joerres for 2001, he did not receive an award for the year. In addition, because the Company did not attain the financial performance goal established under the long-term incentive compensation component of the plan for the two-year cycle ending December 31, 2001, Mr. Joerres did not receive a long-term incentive award for that cycle.

     Under the terms of the 2000 plan, Mr. Joerres was granted an option in March 2001 to purchase 65,300 shares of the Company's Common Stock. This grant was made under the 1994 Executive Stock Option and Restricted Stock Plan. As explained above, the number of shares covered by the option was determined under a formula based on the target award levels established for the three concurrent cycles under the long-term incentive component of the plan covering the year and the value of the option grant. These target award levels were determined by the Performance Compensation Committee, based on the recommendation of the Committee, using a subjective evaluation of factors including Mr. Joerres' level of responsibility, his skill, experience and performance, his past and current total compensation and compensation opportunities, and compensation including equity-based compensation of executives holding positions comparable to his position at other companies. Such option has an exercise price equal to the fair market value of the Common Stock on the date of grant and is not immediately exercisable, but becomes exercisable over a four-year vesting period.

     In February 2002, Mr. Joerres was granted an option by the Performance Compensation Committee, based on the recommendation of the Committee, to purchase 250,000 shares of the Company's Common Stock. In determining to make this option grant and the number of shares covered by the option, the Performance Compensation Committee and the Committee considered Mr. Joerres' level of responsibility, his skill, experience and performance, the level of stock option grants previously made to him, the value of the option, Mr. Joerres' past and current total compensation and compensation opportunities, and the compensation including equity-based compensation of executives who hold positions comparable to his position at other companies. Such option will become exercisable as follows: (i) for one-half of the total shares covered by the options, the options will become exercisable as to 25% of the shares on each of the next four anniversaries of the date of grant; (ii) for one-fourth of the total shares covered by the options, the options will become exercisable on the fifth anniversary of the date of grant or, if sooner, on the date that the market price of the Company's common stock exceeds 175 percent of the exercise price of the options; and (iii) for one-fourth of the total shares covered by the options, the options will become exercisable on the fifth anniversary of the date of grant or, if sooner, on the date that the market price of the Company's common stock exceeds 200 percent of the exercise price of the options. In considering future option grants to Mr. Joerres over the next two to three years in particular, the Committee intends to take this option grant into account in its evaluation of whether to make the future grant and, if so, the size of the grant.

Other Executive Officers of the Company

     The base salary and annual incentive of Mr. Hueneke have been determined on the basis of his employment agreement. Mr. Hueneke's annual incentive award has been determined under the employment agreement by measuring the total operating unit profits (subject to certain adjustments) of certain regions in which the Company conducts business over which Mr. Hueneke has responsibility for the fiscal year against a graduated scale after exceeding a threshold level. As a result of the fact that Mr. Hueneke had responsibility during 2001 for certain additional regions which are not included in the annual incentive formula set out in his employment agreement, the Committee granted him a discretionary award for 2001 equal to $154,422, in addition to the $62,033 award required under the agreement. This amount was determined by applying the formula in the agreement as if these additional regions were included.

     Mr. Van Handel's base salary for 2001 was $340,000. The Committee has increased his base salary to $400,000 beginning in 2002. The amount of Mr. Van Handel's base salary for 2001 and as increased for 2002 was determined by the Committee based on its subjective evaluation of factors including Mr. Van Handel's level of responsibility, his skill, experience and performance, and the compensation levels of executives who hold positions that are comparable to his at other companies. Mr. Van Handel's incentive award for 2001 was determined in accordance with the 2000 Corporate Senior Management Incentive Plan. Because the Company did not attain the financial performance goals established under the annual award component of that plan for Mr. Van Handel for 2001, he did not receive an annual award for the year. In addition, because the Company did not attain the financial performance goal established under the long-term incentive compensation component of the plan for the two-year cycle ending December 31, 2001, Mr. Van Handel did not receive a long-term incentive award for that cycle.

     Under the terms of the 2000 plan, Mr. Van Handel was granted an option in March 2001 to purchase 15,950 shares of the Company's Common Stock. This grant was made under the 1994 Executive Stock Option and Restricted Stock Plan. As explained previously, the number of shares covered by the option was determined under a formula based on the target award levels established for the three concurrent cycles under the long-term incentive component of the plan covering the year and the value of the option grant. These target award levels were determined by the Committee using a subjective evaluation of factors including Mr. Van Handel's level of responsibility, his skill, experience and performance, his past and total compensation and compensation opportunities, and compensation including equity-based compensation of executives holding positions comparable to his position at other companies. Such option has an exercise price equal to the fair market value of the Common Stock on the date of grant and is not immediately exercisable, but becomes exercisable over a four-year vesting period.

     In February 2002, Mr. Van Handel was granted an option by the Performance Compensation Committee, based on the recommendation of the Committee, to purchase 120,000 shares of the Company's Common Stock. In determining to make this option grant and the number of shares covered by the option, the Performance Compensation Committee and the Committee considered Mr. Van Handel's level of responsibility, his skill, experience and performance, the level of stock option grants previously made to him, the value of the option, Mr. Van Handel's past and current total compensation and compensation opportunities, and the compensation including equity-based compensation of executives who hold positions comparable to his position at other companies. Such option will become exercisable as follows: (i) for one-half of the total shares covered by the options, the options will become exercisable as to 25% of the shares on each of the next four anniversaries of the date of grant; (ii) for one-fourth of the total shares covered by the options, the options will become exercisable on the fifth anniversary of the date of grant or, if sooner, on the date that the market price of the Company's common stock exceeds 175 percent of the exercise price of the options; and (iii) for one-fourth of the total shares covered by the options, the options will become exercisable on the fifth anniversary of the date of grant or, if sooner, on the date that the market price of the Company's common stock exceeds 200 percent of the exercise price of the options. In considering future option grants to Mr. Van Handel over the next two to three years in particular, the Committee intends to take this option grant into account in its evaluation of whether to make the future grant and, if so, the size of the grant.

Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation's chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the Committee generally seeks to structure compensation amounts and plans which meet the requirements for deductibility under this provision. However, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Committee in this area, that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so. In addition, the Committee may implement compensation arrangements in certain cases which do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances.

THE EXECUTIVE COMPENSATION COMMITTEE    THE EXECUTIVE PERFORMANCE COMPENSATION COMMITTEE
 Dudley J. Godfrey, Jr. (Chairman)                     Marvin B. Goodman
         J. Thomas Bouchard                            J. Thomas Bouchard
         Marvin B. Goodman
           John R. Walter

     EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dudley J. Godfrey, Jr. is a shareholder in Godfrey & Kahn, S.C., which is general counsel to the Company.

     The Company has retained Mr. Walter, through Ashlin Management Company, to provide certain consulting services to the senior executive officers of the Company. In 1999, the Company granted an option to Mr. Walter to purchase 175,000 shares of the Company's Common Stock in connection with this agreement and in recognition of his agreement to serve as Chairman of the Company. As of the Record Date, Mr. Walter had exercised the option with respect to 35,000 shares. During 2001, the Company paid Ashlin Management Company a fee in the amount of $166,667 and reimbursed Mr. Walter's reasonable out-of-pocket expenses. As of April 2001, the Company is no longer paying any fees to Ashlin Management Company for the continuation of this agreement. Ashlin Management Company is owned by Mr. Walter.

                               PERFORMANCE GRAPH

     Set forth below is a graph for the periods ending December 31, 1996-2001 comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of companies in the Standard & Poor's 400 Midcap Stock Index, the Standard & Poor's Supercomposite Employment Services Index and the Standard & Poor's Midcap Commercial Services-Specialized Index. The Company has determined to compare its cumulative total shareholder return to the Standard & Poor's Supercomposite Employment Services Index rather than the Standard & Poor's Midcap Commercial Services-Specialized Index because the Standard & Poor's Midcap Commercial Services-Specialized Index was discontinued as of December 31, 2001 and has not been replaced and the Standard & Poor's Supercomposite Employment Services Index includes a significant number of the largest domestic, publicly traded companies in the staffing industry. The Company is included in the Standard & Poor's Supercomposite Employment Services Index and the Company estimates that it constituted approximately 20% of the total market capitalization of the companies included in the index as of December 31, 2001. The graph assumes a $100 investment on December 31, 1996 in the Company's Common Stock, the Standard & Poor's 400 Midcap Stock Index, the Standard & Poor's Supercomposite Employment Services Index and the Standard & Poor's Midcap Commercial Services-Specialized Index and assumes the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG MANPOWER, S&P 400 MIDCAP STOCK INDEX,
                  S&P SUPERCOMPOSITE EMPLOYMENT SERVICES INDEX
              AND S&P MIDCAP COMMERCIAL SERVICES-SPECIALIZED INDEX [PERFORMANCE GRAPH]

                                                                                       S&P SUPERCOMPOSITE         S&P MIDCAP
                                                                  S&P 400 MIDCAP      EMPLOYMENT SERVICES    COMMERCIAL SERVICES-
                                              MANPOWER             STOCK INDEX               INDEX            SPECIALIZED INDEX
                                              --------            --------------      -------------------    --------------------
1996                                           100.00                 100.00                 100.00                 100.00
1997                                           110.00                 130.00                 120.00                 124.00
1998                                            79.00                 153.00                  89.00                 129.00
1999                                           119.00                 174.00                  81.00                 117.00
2000                                           121.00                 202.00                  55.00                 136.00
2001                                           108.00                 199.00                  50.00                 136.00

                                                                             DECEMBER 31,
                                                             --------------------------------------------
                                                             1996    1997    1998    1999    2000    2001
                                                             ----    ----    ----    ----    ----    ----
Manpower.................................................    $100    110      79     119     121     108
S&P 400 Midcap Stock Index...............................    $100    130     153     174     202     199
S&P Supercomposite Employment Services Index.............    $100    120      89      81      55      50
S&P Midcap Commercial Services-Specialized Index.........    $100    124     129     117     136     136

           2. APPROVAL OF A PERFORMANCE-BASED INCENTIVE COMPENSATION ARRANGEMENT FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER AND
                     THE COMPANY'S CHIEF FINANCIAL OFFICER

     The Executive Compensation Committee of the Board of Directors has established, and the Executive Performance Compensation Committee of the Board of Directors has approved, a new 2002 Corporate Senior Management Incentive Plan for designated corporate senior executives of the Company. This plan includes an annual incentive arrangement which provides for the payment of annual awards to Company executives participating in the plan based on the attainment of goals relating to Company financial performance.

     Subject to receipt of shareholder approval, the Chief Executive Officer and the Chief Financial Officer of the Company will be eligible to participate in this annual incentive arrangement beginning in 2002. In order to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and thereby avoid the potential nondeductibility of the compensation paid under the arrangement to the Chief Executive Officer and the Chief Financial Officer, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and subsequently approved by the shareholders of the Company before the compensation is paid. Accordingly, the material terms of the performance goals under such arrangement are being submitted for shareholder approval. Participation by the Chief Executive Officer and the Chief Financial Officer of the Company will take effect only if shareholder approval is obtained.

     The arrangement provides for the payment of annual awards based on the Company's attainment of goals for earnings per share and economic profit for the relevant year. Under the plan, the participating executive is assigned award opportunities for threshold, target, and outstanding performance in the attainment of each of these goals.

     Earnings per share are the fully diluted earnings per share of the Company and its subsidiaries on a consolidated basis. Economic profit is net operating profit after taxes of the Company and its subsidiaries on a consolidated basis less a capital charge. The capital charge is equal to adjusted capital employed by the Company multiplied by a weighted average cost of capital. The weighted average cost of capital is the weighted average of the Company's cost of equity and cost of debt as determined by the Executive Performance Compensation Committee, based on the recommendation of the Executive Compensation Committee, for the relevant year.

     The earnings per share and economic profit goals and award opportunities for attainment of these goals are established each year by the Executive Performance Compensation Committee, based on the recommendation of the Executive Compensation Committee, at the beginning of the year. Depending upon the actual performance of the Company for the year as measured against these goals, the participating executive would be paid a cash award following the close of the year. The maximum award that a participating executive may receive for any year under the arrangement for attainment of the earnings per share and economic profit goals is $3 million.

     The arrangement is subject to variation with regard to the relative weight assigned to the earnings per share and economic profit goals, including possible elimination of one of the goals, in establishing award opportunities from year to year.

     The amounts, if any, which may be received by Mr. Joerres, the Chief Executive Officer, and Mr. Van Handel, the Chief Financial Officer, under the arrangement are not yet determinable. The amounts which Mr. Joerres and Mr. Van Handel would have received for 2001 under the arrangement if it had been effective for that year is not determinable because the earnings per share and economic profit goals, and award opportunities for attainment of the goals, may vary from year to year, and no such goals or award opportunities were established for 2001. However, if such arrangement had been in place for 2001 and the earnings per share and economic profit goals were established using the same methodology used to establish the 2002 earnings per share and economic profit goals, and if the award opportunities for 2001 were the same as the award opportunities for 2002, Mr. Joerres and Mr. Van Handel would not have earned awards for 2001.

     The 2002 Corporate Senior Management Incentive Plan, including the annual bonus plan, may be amended in any manner without shareholder approval. Certain amendments may, under Section 162(m) of the Internal Revenue Code, affect the deductibility of payments under the plan to participating Company executives. No such amendments are currently contemplated.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

     The Board of Directors recommends you vote FOR approval of the performance-based incentive compensation arrangement for the Company's Chief Executive Officer and the Company's Chief Financial Officer, and your proxy will be so voted unless you specify otherwise.

                             AUDIT COMMITTEE REPORT

     The Company has an Audit Committee composed of four directors who are "independent" within the meaning of the listing standards of the New York Stock Exchange. The Board of Directors adopted the current charter for the Audit Committee in April 2000. The Audit Committee reviewed and confirmed its approval of the charter in May 2001. In March 2002, the Audit Committee recommended modifications to the charter in connection with its adoption of the Policy Regarding Non-Audit Services, which is described below. The Board of Directors adopted these modifications in March 2002. The charter sets forth the responsibilities and powers of the Audit Committee with respect to the Company's outside auditors, internal audit and accounting, conflicts of interest and other reporting and disclosure obligations.

     In 2001, the Audit Committee met four times. Over the course of these meetings, the Audit Committee met with the Company's chief executive officer, chief financial officer, other senior members of the finance department, the director and the manager of internal audit, the Company's outside counsel and the Company's independent auditors. During these meetings, the Audit Committee reviewed and discussed:

     - the Company's annual internal and external audit plans and the internal and external staffing resources available to carry out the Company's audit plans,

     - internal audit results, including information technology systems audits, and the status of items identified in prior audits,

     - risk assessment in connection with structuring both the internal and external audit plans,

     - the Company's systems of internal controls,

     - the impact of new accounting pronouncements,

     - current tax matters affecting the Company, including reporting compliance, audit activity, and tax planning,

     - the status of pending litigation, and

     - the Company's compliance with the Foreign Corrupt Practices Act and ethical standards.

     The Audit Committee met once in private session with the Company's independent auditors and met three times in private session with the director of internal audit. During the private session with the Company's independent auditors, the Audit Committee confirmed that the independent auditors were satisfied with the positions taken by management in the presentation of the Company's financial results and that the independent auditors were satisfied with the adequacy of the Company's internal controls. During the private sessions with the Company's director of internal audit, the Audit Committee reviewed and discussed the adequacy of the internal audit department's resources, the level of management support and cooperation received by the internal audit department, and management's response to recommendations of the internal audit department.

     In addition to the meetings discussed above, the chairman of the Audit Committee reviewed with management and the Company's outside auditors the Company's financial statements for each quarter of 2001 prior to the quarterly release of earnings.

     In February 2002, members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Audit Committee. This discussion included the adoption of significant accounting pronouncements, the disclosure of financing transactions and acquisitions, and the application of accounting principles. At this meeting, the Audit Committee also discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61. This discussion included management's application of accounting principles, overall observations from the 2001 audit, including the overall quality of earnings, financial statement risk areas, and other required items.

     The Audit Committee has reviewed the fees billed by Arthur Andersen to the Company during 2001, which consist of the following:

     Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen for both the audit of the Company's financial statements as of and for the year ended December 31, 2001 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $1,291,200. These fees were approved by the Audit Committee in December, 2001.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen did not provide any financial information systems design and implementation services to the Company during 2001. Financial information systems design and implementation services are professional services for both operating, or supervising the operation of, the Company's information systems or managing its local area networks and designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to its financial statements taken as a whole.

     All Other Fees. The aggregate fees billed by Arthur Andersen during 2001 for non-audit and non-information systems related services were $3,006,171, which included:

     - $1,008,837 for tax compliance, tax return preparation and tax consultation in various countries,

     - $249,845 for cost reduction consulting in the U.S.,

     - $399,525 for accounting and financial consultation, which included due diligence services for acquisitions, securities law compliance and finance staff augmentation,

     - $663,585 for internal control services, which included assistance on information technology systems reviews and assistance on audits of foreign operations, and

     - $684,379 for information technology systems consultation, which primarily consisted of an enterprise resource planning vendor evaluation project in the United Kingdom.

     The Audit Committee has also received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board No. 1 and discussed with Arthur Andersen the auditor's independence. In particular, at three meetings during 2001 and at the meeting in February 2002 the Audit Committee reviewed and discussed the significant categories of non-audit services provided by Arthur Andersen to the Company during 2001 that are described above and discussed the relationship between an audit partner's compensation and the level of non-audit services provided to an audit client. The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with Arthur Andersen's independence and satisfied itself as to the auditor's independence. The Audit Committee believes that Arthur Andersen has been objective and impartial in conducting the 2001 audit, and believes that the provision of these services has not adversely affected the integrity of the Company's auditing and financial reporting processes.

     However, in recognition of the importance of maintaining investor confidence in the Company's financial statements, the Audit Committee adopted a Policy Regarding Non-Audit Services in March 2002 which is attached hereto as Appendix A. The purpose of the policy is to designate the types of non-audit services that may be provided to the Company by the independent auditors retained by the Company each year to audit the

Company's financial statements. The policy will prohibit the Company's independent auditors from providing any financial information systems design and implementation services, information technology systems consultation and internal audit services, including internal control services, which include the types of services described under the fourth and fifth bullet points above. The policy will also prohibit the Company from retaining its independent auditors to provide the services specified under the rules and regulations of the Securities and Exchange Commission. The policy is discussed in further detail under the heading "3. Shareholder Proposal on Non-Audit Services."

     In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews of the matters described above prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for the Company's financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

THE AUDIT COMMITTEE

Edward J. Zore, Chairman
J. Thomas Bouchard
Willie D. Davis
Marvin B. Goodman
J. Ira Harris

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP, an independent public accounting firm, is serving as the Company's independent auditors as of the date hereof, served as the Company's principal accountant for the fiscal year ended December 31, 2001 and has audited the Company (or its predecessors) since 1975. Given Arthur Andersen's current circumstances, however, the Audit Committee has not determined whether to recommend that the Board of Directors appoint Arthur Andersen to audit the Company's financial statements for the fiscal year ending December 31, 2002. The Company expects that representatives of Arthur Andersen will attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

                 3. SHAREHOLDER PROPOSAL ON NON-AUDIT SERVICES

     The following proposal was submitted by the Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, Massachusetts 01887, owner of 1,400 shares of Common Stock (the "Fund"). If a representative of the Fund who is qualified under state law is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with federal securities regulations, we have included the proposal and the supporting statement exactly as submitted by the Fund. To ensure that readers can easily distinguish between material provided by the Fund and material provided by the Company, we have put a box around material provided by the Fund.

AUDITOR FEES PROPOSAL

     Resolved, that the shareholders of Manpower Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

     STATEMENT OF SUPPORT: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

        Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/13/01) ("Bulletin #14")

     It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. Bulletin #14 identifies these growing business relationships that threaten auditor independence:

        Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

     The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company's most recent proxy statement indicated that Arthur Andersen LLP billed $1,192,400 for audit fees and $4,330,000 for Financial Information Systems Design and Implementation Fees and all other fees during 2000.

     We believe that this financial "web of business and financial relationships" may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes.

     STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL ON NON-AUDIT SERVICES

     The Board of Directors of the Company recommends a vote "AGAINST" this proposal for the following reasons:

     The Company recognizes the importance of maintaining investor confidence in its financial statements, and agrees that it should avoid any business and financial relationships with its independent auditors that might compromise their independence. The Company does not believe that it has had any such relationships with its independent auditors. As disclosed in the Audit Committee Report included in this proxy statement, during 2001 the Company retained its independent auditors to provide audit services and non-audit services. The non-audit services included tax compliance and consultation, cost reduction consulting, accounting and financial consultation, internal control services and information technology systems consultation. As indicated in its report, the Audit Committee has considered whether the provision of these services is compatible with its auditors' independence and satisfied itself as to its auditors' independence. Based on this conclusion, the Company believes that the provision of these services has not affected its auditors' objectivity or impartiality, has not compromised its auditors' independence and has not adversely affected the integrity of the Company's auditing and financial reporting processes.

     However, the Audit Committee has recently adopted a Policy Regarding Non-Audit Services which is attached hereto as Appendix A. The purpose of the policy is to designate the types of non-audit services that may be provided to the Company by the independent auditors retained by the Company each year to audit the Company's financial statements.

     The policy will prohibit the Company's independent auditors from providing any financial information systems design and implementation services, information technology systems consultation and internal audit services, including internal control services. The policy will also prohibit the Company from retaining its independent auditors to provide services specified under the rules and regulations of the Securities and Exchange Commission.

     The policy does not provide for a complete prohibition against the engagement of the Company's independent auditors to provide non-audit services as proposed by the Fund. The Company has declined to adopt a policy providing for a complete prohibition on non-audit services for the following reasons. First, there are a number of services that are considered non-audit services, but that are "audit-related" and that must be performed by the Company's independent auditors in order for the Company to comply with its obligations under the federal securities laws, such as reviewing registration statements, issuing consents and assisting the Company in responding to comments on its filings by the Securities and Exchange Commission. Second, the Company believes that there are other types of non-audit services that the Company's auditors should be allowed to perform for the Company in the Company's discretion if the Company determines that the provision of such services does not compromise the independence of its auditors. These are services that the Company's auditors can often provide in a more efficient and cost-effective manner relative to other service providers due to their expertise and their familiarity with the Company's management, financial systems and financial statements. These types of services include tax planning, compliance and reporting and due diligence services in connection with mergers and acquisitions involving the Company.

     Finally, the Company believes that effective and responsible management of its operations requires the Company's officers and Board of Directors to have access to the best available resources and the discretion to determine when and under what circumstances to use those resources. This discretion, when exercised to engage the Company's independent auditors to provide non-audit services, will continue to be exercised in compliance with the Audit Committee's obligations to ensure the independence of the Company's auditors, and will also be subject to the enhanced reporting and disclosure guidelines included in the newly adopted policy. The Company does not believe that retaining and exercising this discretion will compromise the independence of the Company's auditors or undermine the integrity of the Company's auditing and financial reporting processes.

     The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

     Accordingly, the Board of Directors recommends you vote AGAINST the shareholder proposal on non-audit services and your proxy will be so voted unless you specify otherwise.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2003 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2003 Annual Meeting of Shareholders must be received by the Company no later than January 30, 2003. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company at the Company's principal executive offices by November 29, 2002. Such nominations or proposals must be submitted to Mr. Michael J.

Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 2001 all filing requirements were met.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     Shareholders may obtain a copy of the Company's Annual Report to the Securities and Exchange Commission as filed on Form 10-K at no cost by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

                                          By Order of the Board of Directors,

                                          Michael J. Van Handel, Secretary

                                                                      APPENDIX A

                                 MANPOWER INC.
                      POLICY REGARDING NON-AUDIT SERVICES

I. PURPOSE

     The purpose of this policy is to designate the types of non-audit services that may be provided to Manpower Inc. (the "Company") by the independent auditors retained by the Company each year to audit the Company's financial statements, the approval process for retaining the independent auditors to provide such services and the public disclosure of such services.

II. PROHIBITED SERVICES

     A. The Company shall not retain its independent auditors to provide the following non-audit services:

          1. Financial information systems design and implementation services and information technology systems consultation.

          2. Internal audit services, including internal control services.

     B. In addition to the services addressed in Section A, the Company shall not retain its independent auditors to provide non-audit services that are prohibited by Section 2-01(c)(4) of Regulation S-X, a copy of which is attached hereto. [Note: Copy not provided with Proxy Statement.] The following list summarizes these services (subject to the terms of Section 2-01(c)(4) of Regulation S-X.)

          1. Bookkeeping or other services related to the Company's accounting records or financial statements.

          2. Appraisal or valuation services or fairness opinions.

          3. Actuarial services.

          4. Management functions.

          5. Services related to human resources.

          6. Broker-dealer services.

          7. Legal services.

III. PERMITTED SERVICES

     A. With the prior approval of the Company's chief financial officer, the Company is permitted to retain its independent auditors to provide the following non-audit services:

          1. Services related to tax planning, compliance and reporting.

          2. Services related to reporting under and compliance with the federal securities laws and the rules and regulations promulgated thereunder.

          3. Services related to the Company's employee benefit plans, including pension audits.

          4. Due diligence services in connection with mergers and acquisitions involving the Company.

          5. Other services not prohibited under Section II above that do not involve payments in excess of $75,000 for the engagement.

     B. With the prior approval of either the Company's Audit Committee or the Chairman of the Company's Audit Committee, the Company is permitted to retain its independent auditors to provide non-audit services not prohibited under Section II above and not otherwise permitted under Section A that involve payments in excess of $75,000 for the engagement.

IV. DISCLOSURE

     The proxy statement for each annual meeting of the Company's shareholders shall, in addition to other required information, disclose in reasonable detail the aggregate fees billed by the Company's independent auditors for the prior fiscal year for each type of service provided to the Company pursuant to Section III above.

V. REPORTING

     The Company's chief financial officer shall prepare and submit on a periodic basis to the Audit Committee a reasonably detailed statement of the non-audit services provided to the Company by the independent auditors during the period to which the statement relates and certify that no prohibited services were provided to the Company by the independent auditors during such period.

                                  MANPOWER INC.


                        2002 CORPORATE SENIOR MANAGEMENT
                                 INCENTIVE PLAN




                            EFFECTIVE JANUARY 1, 2002

                          MANPOWER INC. 2002 CORPORATE
                        SENIOR MANAGEMENT INCENTIVE PLAN


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I - GENERAL PROVISIONS .........................................       1
   Section 1.  Purpose of the Plan .....................................       1
   Section 2.  Overview of the Plan ....................................       1
   Section 3.  Definitions .............................................       2
   Section 4.  Plan Administration .....................................       6
   Section 5.  Eligibility and Participation Guidelines ................       6

ARTICLE II - ANNUAL BONUS PLAN - EPS AND ECONOMIC PROFIT GOALS .........       7
   Section 1.  Performance Measures ....................................       7
   Section 2.  Performance Goals .......................................       8
   Section 3.  Award Opportunities .....................................       9
   Section 4.  Calculation of Awards ...................................       9
   Section 5.  Distribution of Awards ..................................      10

ARTICLE III - ANNUAL BONUS PLAN - OPERATING OBJECTIVES .................      10
   Section 1.  Objectives and Award Opportunities ......................      10
   Section 2.  Determination of Awards .................................      10
   Section 3.  Distribution of Awards ..................................      10

ARTICLE IV - STOCK OPTIONS .............................................      11
   Section 1.  Stock Option Grants .....................................      11
   Section 2.  Stock Option Terms ......................................      11

ARTICLE V - MISCELLANEOUS PROVISIONS ...................................      12
   Section 1.  Termination of Employment ...............................      12
   Section 2.  No Discretion to Increase Awards Otherwise Earned .......      12
   Section 3.  Change of Control .......................................      12
   Section 4.  No Guarantee of Employment ..............................      12
   Section 5.  Withholding Taxes .......................................      13
   Section 6.  Amendment and Discontinuance of the Plan ................      13
   Section 7.  Effective Date ..........................................      13

                          MANPOWER INC. 2002 CORPORATE
                        SENIOR MANAGEMENT INCENTIVE PLAN

                                    ARTICLE I
                               GENERAL PROVISIONS

SECTION 1. PURPOSE OF THE PLAN

The Plan has several key objectives:

      (a) to reinforce the Company's short-term and long-term business strategy;

      (b)   to focus Company Executives on shareholder value creation;

      (c) to reward Company Executives for performance and provide opportunities to earn significant rewards for outstanding performance; and

      (d) to enable the Company to attract, retain and motivate Company Executives.

SECTION 2. OVERVIEW OF THE PLAN

The Plan has two components - an annual bonus plan and periodic stock option grants. The annual bonus plan is intended to focus Company Executives on achievement of certain annual operating goals. The stock option component, in combination with the annual bonus plan, is intended to focus Company Executives on shareholder value creation and execution of the Company's business strategy over the longer term by aligning Executives' interests with shareholders' interests.

The Plan encourages and focuses Company Executives on shareholder value creation. Shareholder value is defined as sustained improvement in the Company's stock price over time. The Company can create shareholder value through both short-term and long-term operating performance and growth.

Under the annual bonus plan component, incentives for improvement of operating performance are focused primarily on improving earnings and economic profit of the Company. At the beginning of each Plan Year, earnings per share and economic profit goals for the year are established for Participants by the Compensation Committee. Bonus amounts may be earned by Participants for the year based on the Company's attainment of these goals. Growing earnings per share is one element of improving operating performance. Economic profit is also an essential measure to use as a benchmark for the Company because it is an all-inclusive measure

2002 Corporate Senior Management Incentive Plan



that captures both earnings growth and management of capital costs. In addition, economic profit is highly correlated with shareholder value creation.

The annual bonus plan also includes an operating performance component under which annual bonus amounts may be earned based on a Participant's achievement, as determined by the Compensation Committee, of certain operating objectives established at the beginning of the year. The operating performance component allows the Company to recognize performance by Participants that may not be reflected in an absolute earnings per share goal or economic profit goal.

The annual bonus plan component provides for cash awards to be determined shortly after the end of each Plan Year based on achievement of the goals established at the beginning of the year. In connection with the establishment of the goals, each Participant is assigned threshold, target and outstanding bonus opportunity levels.

The stock option component of the Plan provides for periodic grants to Participants of options to purchase Company Common Stock. The stock option component is designed to focus Participants on improving the Company's performance over the long term by aligning their interests with the interests of the shareholders of the Company in promoting growth in shareholder value.

SECTION 3. DEFINITIONS

As used herein, the following terms shall have the following meanings:

      (a) Award - any bonus opportunity or stock option grant awarded under the Plan.

      (b) Cause - termination of employment by the Company for "Cause" will mean termination upon (i) Participant's willful and continued failure to substantially perform his or her duties with the Manpower Group after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed such duties and the Participant has failed to resume substantial performance of such duties on a continuous basis within ten days after receiving such demand, (ii) the Participant's commission of any material act of dishonesty or disloyalty involving the Manpower Group, (iii) the Participant's chronic absence from work other than by reason of a serious health condition, (iv) the Participant's commission of a crime which substantially relates to the circumstances of his or her position with the Manpower Group or which has material adverse effect on the business of the Manpower Group, or (v) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Manpower Group. For this purpose, no act, or failure to act, by a Participant will be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith.

2002 Corporate Senior Management Incentive Plan



      (c)   Change of Control - will mean the first to occur of the following:

            (1) the acquisition (other than from the Company), by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of more than 50% of the then outstanding shares of common stock of the Company or voting securities representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change of Control shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (A) by the Company, any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (2) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (3) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

2002 Corporate Senior Management Incentive Plan



            (4) individuals who, as of January 1, 2002, constitute the Board of Directors of the Company (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election by the shareholders of the Company, was approved by at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this letter, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11; or

            (5) the Company shall enter into any agreement (whether or not conditioned on shareholder approval), providing for or contemplating, or the Board of Directors of the Company shall approve and recommend that the shareholders of the Company accept, or approve or adopt, or the shareholders of the Company shall approve, any acquisition that would be a Change of Control under clause (i), above, or a merger or consolidation that would be a Change of Control under clause
                  (ii), above, or a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

            (6) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

            Following the occurrence of an event which is not a Change of Control whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

      (d) Common Stock - the common stock of the Company with a par value of $0.01 per share.

      (e) Compensation Committee - the Executive Compensation Committee of the Board of Directors of the Company.

2002 Corporate Senior Management Incentive Plan



      (f) Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

      (g)   Company - Manpower Inc., a Wisconsin corporation.

      (h)   Economic Profit - as defined in Section 1 of Article II.

      (i)   EPS - as defined in Section 1 of Article II.

      (j) Executives - all Participants for a given Plan Year. Pertains to corporate executives and not country managers.

      (k) Good Reason - means with respect to any Participant the occurrence of any one or more of the following without the consent of the
            Participant:

            (1) the assignment to the Participant of a position which represents a material reduction from the then existing position of the Participant, or the assignment to the Participant of duties, other than incidental duties, inconsistent with the position of the Participant from time to time, provided the Participant objects to such assignment by written notice to the Company within twenty (20) business days after it is made and the Company fails to cure, if necessary, within ten (10) business days after such notice is given;

            (2) any material violation by the Company of any agreement between the Participant and the Company which remains uncured ten (10) business days after the Participant gives written notice to the Company which specifies the violation; or

            (3) the Participant being required by the Company to change the location of the Participant's principal office to one in excess of seventy-five (75) miles from the Company's home office in Glendale, Wisconsin, provided the Participant's employment with the Manpower Group is terminated within ninety
                  (90) days after any such change of location.

      (l) Manpower Group - the Company and its direct and indirect subsidiaries.

      (m) Participant - any Company employee who is a corporate senior executive officer of the Company who is designated by the Compensation Committee (subject to Section 4 of Article I) to participate in the Plan.

      (n) Performance Compensation Committee - the Executive Performance Compensation Committee of the Board of Directors of the Company.

2002 Corporate Senior Management Incentive Plan



      (o)   Plan - 2002 Corporate Senior Management Incentive Plan.

      (p) Plan Year - each yearly period commencing on January 1st of each year during the term of the Plan.

      (q) Stock Option and Restricted Stock Plan - the 1994 Executive Stock Option and Restricted Stock Plan of the Company or any successor plan.

SECTION 4. PLAN ADMINISTRATION

      (a)   Power and authority of the Compensation Committee:

            The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Executives and their respective successors in interest.

      (b)   Performance Compensation Committee:

            Notwithstanding the foregoing, in recognition of the requirements of
            Section 162(m) of the Code, the Compensation Committee may require in the case of any proposed Participant (i) that such Participant's participation in the Plan and the performance goals and award opportunities established for such Participant for any Plan Year under the annual bonus plan component of the Plan, or the grant of any stock options in accordance with Article IV of the Plan, shall be subject to the approval of the Performance Compensation Committee, and (ii) that the payment or distribution of any amount under the annual bonus plan component shall be subject to the prior certification by the Performance Compensation Committee that the relevant performance goals have been attained. The Compensation Committee shall itself take the actions indicated, in lieu of action by the Performance Compensation Committee, if at the time of the action the Compensation Committee is comprised solely of two or more "outside directors" under Section 162(m) of the Code.

SECTION 5. ELIGIBILITY AND PARTICIPATION GUIDELINES

      (a)   Criteria for participation in the Plan:

            In selecting Participants, the Compensation Committee shall take into account the degree to which the proposed Participant can have an impact on the short-term

2002 Corporate Senior Management Incentive Plan



            and long-term operating performance and growth of the Company and such other criteria as it deems relevant.

      (b)   Renewal of participation:

            The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

                                   ARTICLE II
                ANNUAL BONUS PLAN - EPS AND ECONOMIC PROFIT GOALS

SECTION 1. PERFORMANCE MEASURES

      (a) EPS is fully diluted earnings per share of the Company and its subsidiaries on a consolidated basis.

      (b) Economic Profit is net operating profit after taxes of the Company and its subsidiaries on a consolidated basis less a capital charge.

            (1) Net operating profit after taxes is defined as net operating profit minus taxes.

                  (i) Net operating profit equals earnings before income taxes:

                        -     plus interest expense,

                        -     plus loss on sale of accounts receivable,

                        -     less interest income.

                  (ii) Taxes equal net operating profit multiplied by the effective tax rate as shown in the Company's audited financial statements.

            (2) Capital charge is defined as adjusted capital employed multiplied by a weighted average cost of capital.

                  (i) Adjusted capital employed equals capital employed plus or minus capital adjustments.

                        - Capital employed equals total shareholders' equity:

                              -     plus long-term debt,

                              -     plus short-term borrowings,

                              -     plus current maturities of long-term debt,

                              -     plus advances under securitization
                                    facilities,

2002 Corporate Senior Management Incentive Plan



                              -     plus accumulated intangible amortization.

                        -     Capital adjustments are:

                              - those adjustments required to exclude the effect of foreign exchange rate fluctuations on the above capital employed items, as reflected in the adjusted capital employed report maintained on a monthly basis by the Company,

                              - those adjustments required to exclude the effect of any other items recorded in other comprehensive income, and

                              - for any acquisitions closed after January 1, 2002, having a total purchase price of more than $3 million, an adjustment to defer and ratably phase in the impact of the purchase price increasing capital employed over the 36-month period following the date of closing.

                        Adjusted capital employed will be calculated based on the average of the monthly ending balances of each of the capital employed items, as shown in the financial records of the Company and its subsidiaries.

                  (ii) The weighted average cost of capital is the weighted average of the Company's cost of equity and cost of debt as determined by the Compensation Committee at the time it establishes the performance goals for any Plan Year, as described below.

SECTION 2. PERFORMANCE GOALS

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall set an EPS and an Economic Profit goal for the year (subject to Section 4 of Article I). In determining these goals and the corresponding bonus opportunity levels described below, the Compensation Committee shall seek to align the potential to receive bonus amounts with shareholder value creation and long-term shareholder expectations while taking into account the Company's annual opportunities, economic and industry conditions, and the need to provide competitive compensation opportunities for Participants. The goals may vary from year to year.

      (a) Threshold goal - The minimum level of performance for which a bonus amount will be earned will be established as the threshold goal. Achieving the threshold goal will yield the threshold opportunity level.

2002 Corporate Senior Management Incentive Plan



      (b) Target goal - The expected level of performance will be established as the target goal. Achieving the target goal will yield the target opportunity level.

      (c) Outstanding goal - An outstanding level of performance will be established as the outstanding goal. Achieving the outstanding goal will yield the outstanding opportunity level.

SECTION 3. AWARD OPPORTUNITIES

At the time the performance goals are established, the Compensation Committee shall set the bonus opportunities corresponding to each of the EPS and Economic Profit goals for each Participant for the Plan Year (subject to Section 4 of Article I).

      (a) Target opportunity will equal a dollar amount determined by the Compensation Committee.

      (b) Threshold opportunity will equal a dollar amount, which will be less than the target opportunity, determined by the Compensation Committee.

      (c) Outstanding opportunity will equal a dollar amount, which will be greater than the target opportunity, determined by the Compensation Committee.

Notwithstanding any other provision of this Plan to the contrary, the maximum bonus amount any Participant will be entitled to receive for any Plan Year resulting from achievement of EPS and/or Economic Profit goals under this
Article II is $3,000,000.

SECTION 4. CALCULATION OF AWARDS

The bonus amounts under this Article II for each Plan Year will be determined based on actual performance relative to the pre-established EPS and Economic Profit goals. Except as otherwise provided above, EPS and Economic Profit for the year shall be based on the audited consolidated financial statements of the Company and its subsidiaries.

Actual performance at the target goal will result in 100% of the target opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the target goal and outstanding goal will result in a payout that is linearly interpolated between the target and outstanding opportunities. The amount of the bonus amounts under this Article II shall be capped, and therefore performance in excess of the outstanding goal will result in the outstanding opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the threshold goal and target goal will result in a payout that is linearly interpolated between the threshold and target opportunities. Performance that is below the threshold goal will result in no bonus amount.

2002 Corporate Senior Management Incentive Plan



Notwithstanding the foregoing, the Compensation Committee may in its discretion reduce the amount of any bonus amount otherwise determined under the foregoing criteria to reflect any extraordinary items, repurchases of Common Stock, or such other items as it may deem relevant.

SECTION 5. DISTRIBUTION OF AWARDS

The annual bonus amounts earned for the Plan Year under this Article II shall be distributed in cash as soon as possible after the amounts have been determined (subject to Section 4 of Article I), but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this
Article II in accordance with the terms of the Company's Nonqualified Savings Plan.

                                   ARTICLE III
                    ANNUAL BONUS PLAN - OPERATING OBJECTIVES

SECTION 1. OBJECTIVES AND AWARD OPPORTUNITIES

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall establish operating objectives for the year for each Participant and bonus opportunities for each Participant for achievement of such objectives. In establishing the bonus opportunities, the Compensation Committee will set target and outstanding opportunities expressed as dollar amounts.

SECTION 2. DETERMINATION OF AWARDS

Following the close of the Plan Year, the Compensation Committee shall determine whether a bonus amount has been earned under this Article III, and if so the level of such bonus amount, based on its assessment of the Participant's performance in achieving the pre-established operating objectives. Such bonus amounts may range from zero to the pre-established outstanding opportunity.

SECTION 3. DISTRIBUTION OF AWARDS

The annual bonus amounts earned for the Plan Year under this Article III shall be distributed in cash as soon as possible after the amounts have been determined, but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this
Article III in accordance with the terms of the Company's Nonqualified Savings Plan.

2002 Corporate Senior Management Incentive Plan



                                   ARTICLE IV
                                  STOCK OPTIONS

SECTION 1. STOCK OPTION GRANTS

Each Participant shall be eligible to receive from time to time a grant of an option to purchase shares of Common Stock. Any such grant shall be made at the discretion of the Compensation Committee (subject to Section 4 of Article I). In determining whether to make such a grant to a Participant, the Compensation Committee shall take into account the following factors:

      (a)   the level of stock option grants previously made to the Participant;

      (b) the value of the proposed stock option grant, as determined by using whichever methodology the Compensation Committee deems appropriate;

      (c) the past and current total compensation and compensation opportunities of the Participant;

      (d) the compensation including equity-based compensation of executives who hold positions that are comparable to the Participant at peer companies; and

      (e)   such other factors as the Compensation Committee deems relevant.

It is anticipated that any such stock option grants will be made at the time of the first meeting of each calendar year of the Compensation Committee.

Notwithstanding the foregoing, in recognition of the requirements of Section 162(m) of the Code, for any Participant the Compensation Committee may require that the grant of any option to purchase Common Stock under this Article IV shall be subject to the approval of, and only made by, the Performance Compensation Committee. However, if the Compensation Committee is comprised solely of two or more "outside directors" under that Section at the time of the proposed grant, such grant shall be subject to the approval of, and made by, the Compensation Committee.

SECTION 2. STOCK OPTION TERMS

Any stock option grant under this Article IV shall be made under, and subject to the terms of, the Stock Option and Restricted Stock Plan. The exercise price of such option shall be determined by the Compensation Committee (or the Performance Compensation Committee, as the case may be); provided however, that such exercise price shall not be less than 100 percent of the Market Price (as defined in the Stock Option and Restricted Stock Plan) on the business day immediately preceding the date of grant of such stock option. Such option shall have such other terms as the Compensation Committee shall determine.

2002 Corporate Senior Management Incentive Plan



                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

SECTION 1. TERMINATION OF EMPLOYMENT

      (a) If a Participant's employment is terminated by the Company for Cause or by the Participant other than for Good Reason, the Participant will forfeit all rights to any bonus amounts under Articles II, III or Section 3 of Article V of this Plan for the year in which termination occurs.

      (b) If a Participant's employment terminates by reason of the Participant's disability or death or under any other circumstances not specified in paragraph (a) of this Section 1, the Participant will be entitled to receive, for the year in which termination occurs, the bonus amounts otherwise determined under Articles II, III or Section 3 of Article V of the Plan, but prorated for the actual number of days the Participant was employed by the Manpower Group during the year. However, the right to receive such prorated amounts will be subject to satisfaction of such conditions as may be imposed upon the Participant under any agreement between the Participant and the Company.

SECTION 2. NO DISCRETION TO INCREASE AWARDS OTHERWISE EARNED

The Compensation Committee shall have no discretion to increase the amount of any bonus amounts otherwise earned under Article II of this Plan or any other Award which is otherwise earned based on the attainment of an objective performance goal.

SECTION 3. CHANGE OF CONTROL

Upon a Change of Control, except as the relevant parties may otherwise agree, the Plan will terminate and a Participant will be entitled to receive, for the year in which the Change of Control occurs and in lieu of the bonus amounts provided in Articles II and III of this Plan, a bonus equal to the amount of the largest annual bonus awarded to the Participant for the three full calendar years immediately preceding the Change of Control.

SECTION 4. NO GUARANTEE OF EMPLOYMENT

Participation in the Plan shall not give any Participant any right to be retained in the employment of the Manpower Group. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant's employment at any time.

2002 Corporate Senior Management Incentive Plan



SECTION 5. WITHHOLDING TAXES

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.

SECTION 6. AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant under the Plan as of the time of such action without the consent of the Participant.

SECTION 7. EFFECTIVE DATE

The effective date of the Plan is January 1, 2002.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER                                                    ----------
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND                                         Please mark
AGAINST PROPOSAL 3.                                                                                your votes as        X
                                                                                                   indicated in
                                                                                                   this example.
                                                                                                                   ----------

1.  ELECTION OF DIRECTORS
                                    WITHHOLD                        NOMINEES:         Edward J. Zore, J. Thomas Bouchard
    FOR all nominees                AUTHORITY                                         and Rozanne L. Ridgway
    listed to the right          to vote for all
    (except as marked            nominees listed                    (INSTRUCTION:  To withhold authority to vote for any individual
    to the contrary)             to the right                       nominee, write that nominee's name in the space provided below.)
         [  ]                        [  ]
                                                                    --------------------------------------------------

2.   Approval of a performance-based incentive compensation         4.  In their discretion, the Proxies are authorized to vote upon
     arrangement for the Company's Chief Executive Officer and          such other business as may properly come before the meeting.
     the Company's Chief Financial Officer.

         FOR       AGAINST      ABSTAIN                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney,
         [  ]       [  ]          [  ]                              executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership,
3.  Approval of Shareholder Proposal on Non-Audit Services.         please sign in partnership name by authorized person.

         FOR       AGAINST      ABSTAIN                             Dated:                                       , 2002
                                                                          ---------------------------------------
         [  ]       [  ]          [  ]
                                                                    ----------------------------------------------
                                                                                     (Signature)

                                                                    ----------------------------------------------
                                                                              (Signature if held jointly)




                         PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                   /\  FOLD AND DETACH HERE /\

                                                            MANPOWER INC.
                                                           ANNUAL MEETING
                                                                 OF
                                                     MANPOWER INC. SHAREHOLDERS
                                                       TUESDAY, APRIL 30, 2002
                                                             10:00 A.M.
                                                BRADLEY PAVILION OF THE MARCUS CENTER
                                                       FOR THE PERFORMING ARTS
                                                       929 NORTH WATER STREET
                                                        MILWAUKEE, WISCONSIN

====================================================================================================================================


                                                               AGENDA
                                                               ------

                                 - Elect three directors to serve until 2005 as Class III directors.

                                 - Approve a performance-based incentive compensation arrangement for the Company's Chief Executive Officer and the Company's Chief
                                   Financial Officer.

                                 - Consider approval of shareholder proposal on non-audit services.

                                 - Transact such other business as may properly come before the meeting.


====================================================================================================================================

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                                  MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 30, 2002 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

















                           /\ FOLD AND DETACH HERE /\








                              FINANCIAL HIGHLIGHTS

(in millions)                                      2001                            2000
----------------------------------------------------------------------------------------------------
SYSTEMWIDE SALES (A)                            $  11,779.1                     $  12,444.9

REVENUES FROM SERVICES                          $  10,483.8                     $  10,842.8

OPERATING PROFIT                                $     237.6                     $     311.0

(a)  Represents total sales of Company-owned branches and franchises.